As filed with the Securities and Exchange Commission on June 4, 1996.
                                         Registration No. 333-1909

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  --------
                        AMENDMENT NO. 1 TO FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                                  --------

Equitable of Iowa Companies         Iowa                      42-1083593
Equitable of Iowa Companies         Delaware                  42-1456092
  Capital Trust

(Exact name of the Registrants  (State or other jurisdiction  (I.R.S. Employer
 as specified in their           of incorporation or           Identification
 respective charters)            organization)                 No.)

                          604 Locust Street
                            P.O. Box 1635
                     Des Moines, Iowa  50306-1635
                            (515) 245-6911
(Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)
                                  --------
                            John A. Merriman, Esq.
                        General Counsel and Secretary
                              604 Locust Street
                                P.O. Box 1635
                        Des Moines, Iowa  50306-1635
                               (515) 245-6787
      (Name, address, including zip code, and telephone number, including area code, of agent for service for each Registrant)

Copies to:

G. R. Neumann                                     Lynn Soukup
Nyemaster, Goode, McLaughlin,                     Shaw, Pittman, Potts
Voigts, West, Hansell & O'Brien, P.C.               & Trowbridge
1900 Hub Tower                                    2300 N Street, NW
Des Moines, Iowa  50309                           Washington, D.C. 20037
(515) 283-3121                                    (202) 663-8000
















  Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective, as determined by market conditions.
                             ____________

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities

Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]


  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]


  If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration statement for the same offering.  [  ]


  If delivery of the prospectus is expected to be made pursuant to Rule

434, please check the following box:  [X]














                                      2

                   CALCULATION OF REGISTRATION FEE
==============================================================================
                                                   Proposed
                                      Proposed     Maximum
Title of Each                         Maximum      Aggregate
Class of                              Offering     Offering       Amount of
Securities to         Amount to be    Price Per    Price          Registration
be Registered         Registered (1)  Unit (3)(4)  (3)(4)         Fee (2)(3)
______________________________________________________________________________
Debt Securities of
 Equitable of Iowa
 Companies

Preferred Stock(5) of
 Equitable of Iowa
 Companies, without
 par value

Common Stock(5)(6) of
 Equitable of Iowa
 Companies, without
 par value

Preferred Securities
 of Equitable of Iowa
 Companies Capital
 Trust

Guarantee(7) of
 Preferred Securities
 of Equitable of Iowa
 Companies Capital
 Trust by Equitable
 of Iowa Companies

Warrants of Equitable
 of Iowa Companies
______________________________________________________________________________
 Total                $300,000,000      100%       $300,000,000   $94,828.25 (8)
==============================================================================

(1) Such indeterminate number or amount of Debt Securities, Preferred Stock and Common Stock of Equitable of Iowa Companies, Preferred Securities of

    Equitable of Iowa Companies Capital Trust and Warrants of Equitable of

    Iowa Companies as may from time to time be issued at indeterminate prices.

    Debt Securities of Equitable of Iowa Companies may be issued and sold to

    Equitable of Iowa Companies Capital Trust, in which event such Debt

    Securities may later be distributed to the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust upon its dissolution and the distribution of the assets thereof.  The amount registered is in United

    States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Does not include the filing fee of $8,620.75 associated with certain securities which has been previously paid, being carried forward pursuant to Rule 429 under the Securities Act of 1933, as described in the last paragraph of this cover page.













































                                      3

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.  The aggregate offering price of the Debt

    Securities, Preferred Stock, Common Stock, Preferred Securities and

    Warrants, and the exercise price of any Securities issuable upon exercise of Warrants registered hereby will not exceed $300,000,000.


(4) Exclusive of accrued interest and distributions, if any.


(5) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any

    Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.  No separate consideration will be received for the

    Preferred Stock or Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock.


(6) Includes Common Share Purchase Rights ("Rights").  The Rights are

    associated with and trade with the Common Stock.  The value, if any,

    attributable to the Rights is reflected in the market price of the

    Common Stock.


(7) Includes the rights of holders of the Preferred Securities under the

    Trust Guarantee and back-up undertakings, consisting of obligations of

    Equitable of Iowa Companies as set forth in the Declaration of Trust

    (including the obligation to pay expenses of Equitable Trust), the

    Indenture and any applicable supplemental indentures thereto, and the Debt

    Securities issued to Equitable Trust, in each case as further described in the Registration Statement.  No separate consideration will be received for the Guarantee or any back-up undertakings.


(8) All of this amount has been paid previously.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with























































                                      4

Section 8(a) of the Securities Act of 1933 or until the Registration

Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein constitutes a combined Prospectus that also relates to

$25,000,000 unsold principal amount of the debt securities previously registered pursuant to Equitable of Iowa Companies Registration Statement

on Form S-3 (File No. 33-57343).  This Registration Statement constitutes

Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File

No. 33-57343) pursuant to which the total amount of unsold debt securities previously registered on Registration Statement on Form S-3 (File No. 33-

57343) may be offered and sold as Debt Securities, Preferred Stock, Common

Stock, Preferred Securities and Warrants, without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein.  In the event any such previously registered debt securities are offered prior to the effective date of this Registration Statement, they will not be included in any

Prospectus hereunder.






















                                      5


              Subject to Completion, Dated June 4, 1996

                     [Legend on Left Hand Margin]

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the

Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS

                             $300,000,000

                     EQUITABLE OF IOWA COMPANIES

     Debt Securities, Preferred Stock, Common Stock and Warrants

              EQUITABLE OF IOWA COMPANIES CAPITAL TRUST

    Preferred Securities Guaranteed to the Extent Set Forth Herein

                    by Equitable of Iowa Companies


  Equitable of Iowa Companies (the "Company") may from time to time offer,

together or separately, (i) its unsecured debt securities (the "Debt

Securities"), (ii) shares of its serial preferred stock, without par value

(the "Preferred Stock"), (iii) shares of its common stock, without par value (the "Common Stock") and (iv)












warrants to purchase Debt Securities, Preferred Stock or Common Stock or any

combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering.


  Equitable of Iowa Companies Capital Trust, a statutory business trust formed under the laws of the State of Delaware ("Equitable Trust"), may offer preferred securities, representing undivided beneficial interests in the assets of Equitable Trust ("Preferred Securities").  The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by Equitable Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed to the extent described herein (a "Trust Guarantee").  The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the

Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto, and the Debt Securities issued to

Equitable Trust, provide a full and unconditional guarantee of the amounts due on the Preferred Securities.  See "Description of Preferred Securities of

Equitable Trust" and "Description of Trust Guarantee."  The Company's

obligations under the Trust Guarantee will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company.

See "Description of Trust Guarantee - Status of Trust Guarantees."  Debt

Securities may be issued and sold by the Company to Equitable Trust or a trustee of Equitable Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein).  The Debt Securities purchased by Equitable Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of Equitable Trust, upon the occurrence of
                                      2

certain events as may be described in an accompanying Prospectus Supplement.

The Debt Securities, Preferred Stock, Common Stock, Warrants and Preferred

Securities are collectively called the "Securities".


  The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $300,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies,

currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company or Equitable Trust, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus

Supplement.


  Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement") which will describe, without limitation and where applicable, (i) in the case of Debt

Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt securities, denominations, maturity, any interest rate (which may be fixed or variable) and time and method of calculating payment of any interest, any premium, dates on which any premium or any interest are payable, any terms for redemption, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any right of the Company to defer payment of interest on the

Debt Securities, and the maximum length of such deferral period,

subordination terms, currency or currencies of denomination and payment, if other than U.S. dollars, the  purchase price, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered; (ii)

in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, any dividend rate (including the method of calculating payment of dividends), place or places where dividends on such Preferred Stock will be payable, dates on which such dividends will be payable and dates from which such dividends shall accrue, seniority, redemption, voting and other rights, any terms for any conversion or exchange into other securities, the purchase price, any listing on a securities exchange, and any other terms; (iii) in the case of Common

Stock, the number of shares of Common Stock, dividend information and the terms of offering thereof; (iv) in the case of Warrants, the specific designation,

the  number, the purchase price, the exercise price, any listing of the

Warrants or the underlying securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants; and

(v) in the case of Preferred Securities, the specific designation, number of securities, liquidation preference per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Debt Securities of the Company.  The Debt Securities may be

issued in registered or bearer form, or both.  If so specified in the applicable Prospectus Supplement, Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "EIC."  Any Common Stock sold pursuant to a Prospectus

Supplement will be listed on such exchange, subject to official notice of issuance.

  The Securities may be sold by the Company or Equitable Trust directly, or to or through underwriters or through dealers or agents.  See "Plan of

Distribution."  The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement.  See "Plan of Distribution" for possible indemnification arrangements for dealers,

underwriters and agents.


        This Prospectus may not be used to consummate sales of

      Securities unless accompanied by a Prospectus Supplement.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES

AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION

TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is _________, 1996.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by the Company or Equitable Trust or by any agent, dealer or underwriter.  This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the

Securities in any circumstances in which such offer or solicitation is unlawful.  The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.


                        AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  Such

reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the

Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.  20549,

and at the Commission's Regional Offices located at Suite 1400, Citicorp

Center, 500 West Madison Street, Chicago, Illinois  60601, and 13th Floor,

Seven World Trade Center, New York, New York  10048.  Copies of such reports, proxy statements and other information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street,

N.W., Washington, D.C. 20549, at prescribed rates. Copies of such reports, proxy statements and other information may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad

Street, New York, New York  10005.

  The Company and Equitable Trust have filed with the Commission a

Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Securities.  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  Statements contained in this

Prospectus or in any Prospectus Supplement as to the contents of any document are not necessarily complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the

Commission for a complete version of the provisions thereof.

  No separate financial statements of Equitable Trust have been included or incorporated by reference herein.  The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of Equitable Trust will be owned,

directly or indirectly, by the Company, a reporting company under the Exchange

Act, (ii) Equitable Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Debt Securities issued by the

Company, and (iii) Equitable's obligations described herein and in any prospectus supplement, under the Declaration (including the obligation to pay expenses of Equitable Trust), the Indenture and any supplemental indentures thereto, the Debt Securities issued to Equitable Trust and the Trust Guarantee,

taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities.  See "Description of Preferred Securities of

Equitable Trust" and "Description of Trust Guarantees."

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-8590) are incorporated by reference into this Prospectus and made a part hereof:


  1.  The Company's Annual Report on Form 10-K for the year ended December

31, 1995.


  2.  The Company's Quarterly Report on Form 10-Q for the quarter ended March

31, 1996.


  3.  The Company Report on Form 8-K filed on May 3, 1996.


  4.  The descriptions of the Company's Common Stock, without par value,

and its Shareholder Rights Agreement, as amended, contained in separate Form

8-A Registration Statements filed with the Commission on August 27, 1993 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.


  5.  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the

Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in the accompanying Prospectus

Supplement or contained herein or in the accompanying Prospectus Supplement shall be deemed to be supplemented, modified or superseded for purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein supplements, modifies or supersedes such statement.  Any such statement so supplemented, modified or superseded shall not be deemed,

except as so supplemented, modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.


  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference.  Such requests should be directed to

Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines,

Iowa  50306-1635, Attention:  Secretary, telephone:  (515) 245-6799.


                             THE COMPANY

  Equitable of Iowa Companies, a Des Moines, Iowa based insurance holding company, is a provider of individual annuity and life insurance products,

targeting middle-income individuals and small businesses throughout the

United States.  Through its primary insurance subsidiaries, Equitable Life

Insurance Company of Iowa ("Equitable Life") and USG Annuity & Life Company

("USG"), the Company offers its products in 49 states and the District of

Columbia. Equitable Life was founded in 1867 and is the oldest life insurance company west of the Mississippi River. The Company began actively marketing annuity products in 1988, principally through USG.  The

Company has had a rapid rate of growth in assets over the past few years,

primarily as a result of increased demand for its annuity products.


  The Company believes that, because of its diversified portfolio of annuity and life insurance products, it is well-positioned to take advantage of certain demographic and economic trends that are expected to increase demand for these types of products.  These trends include:  an aging "baby boomer" segment of the population that is increasingly concerned about retirement and estate planning; an increase in the number of families that are concerned about maintaining their standard of living at retirement; and lower public confidence that government and employer-

provided benefits at retirement will be sufficient.


  The Company offers, through its insurance subsidiaries, a portfolio of life insurance and annuity products designed to meet the needs of its customers for supplemental retirement income, estate planning and protection from unexpected death.  The Company requires that each of its products be priced to earn an adequate margin between the interest credited to the policyholder and the return earned by the Company on its investments.


  Annuities.  Annuities are long-term savings vehicles that are particularly attractive to customers over the age of 50 who are planning for retirement and seeking secure, tax-deferred savings products.  The individual annuity business is a growing segment of the savings and retirement market, and among the fastest growing segments of the life insurance industry.  Annuity products currently enjoy an advantage over certain other retirement savings products,

because the payment of federal income taxes on interest credited on annuity policies is deferred during the investment accumulation period.

  The Company offers a variety of annuity products.  Single premium deferred annuities ("SPDAs"), in general, are savings vehicles in which the policyholder, or annuitant, makes a single premium payment to an insurance company.  The insurance company credits the account of the annuitant with earnings at an interest rate (the "crediting rate"), which is declared by the insurance company from time to time and may exceed, but may not be lower than, any contractually guaranteed minimum crediting rate.  The

Company also offers flexible premium deferred annuities ("FPDAs").  FPDAs are deferred annuities in which the policyholder may elect to make more than one premium payment.


  The Company's annuity products incorporate a number of features designed to reduce the early withdrawal or surrender of the policies and to partially compensate the Company for its costs if policies are withdrawn early.  Under the terms of the Company's policies, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account,

less a surrender charge for withdrawals.  Certain of the Company's deferred annuity contracts provide for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually.  Surrender charge periods on annuity policies currently typically range from five years to the term of the policy, with the majority of such policies currently being issued with a surrender charge period of seven years or more.  The initial surrender charge on annuity policies generally ranges from 5% to 20% of the premium and decreases over the surrender charge period.  In 1992, the Company introduced a number of annuity products in which a "market value adjustment" is applied to adjust the applicable surrender charge during the surrender charge period.

More than half of the Company's new annuity sales currently incorporate a market value adjustment.  The withdrawal rates of policyholder funds may be affected to some degree, however, by changes in interest rates.

  In the fourth quarter of 1994, the Company introduced a variable annuity product. A variable annuity involves maintaining the policyholder premiums in a separate account.  Policyholders have discretion to allocate their premiums among several available fund options.  The cash surrender value of a variable annuity policy depends on the performance of these underlying funds, which the policyholder may reallocate from time to time.  Similarly,

during the variable annuity's payout period, the payments distributed to the annuitant fluctuate with the performance of the underlying funds selected by the annuitant.  Variable annuities provide the Company with fee-

based revenue in the form of management and administration fees charged to the policyholder's account.


  Life Insurance Products.  The Company offers a variety of traditional,

universal and term life insurance products.  Traditional life insurance policies incorporate a fixed premium schedule and combine guaranteed insurance protection with a savings feature.  Traditional life polices cost more than comparable term life insurance coverage when the policyholder is younger, but less as the policyholder grows older.  The policyholder may borrow against the accumulated cash value, with policy loans typically available at a rate of interest lower than that available from other lending sources.  The policyholder may also choose to surrender the policy at any time and receive the accumulated cash value, less any applicable withdrawal charge, rather than continuing the insurance protection.  The Company currently offers fixed premium current interest and other traditional life insurance products, and its insurance in force also includes participating policies.


  Universal life insurance products provide whole life insurance and adjustable rates of return related to current interest rates.

Policyholders may vary the frequency and size of their premium payments,

although policy benefits may also fluctuate according to such payments.

  Term life insurance policies provide insurance protection for unexpected death during the period in which the policy is in force, generally one, five,

ten or twenty years.  These products are designed to meet the customers'

shorter-term needs because the policies do not have an investment feature and no cash value is built up.  Term life premiums are accordingly lower than premiums of certain of the Company's other products.  The Company's current term life products include annually renewable term and five-year, ten-year and fifteen-year renewable and convertible term policies.


  In order to discourage early policy withdrawals and to partially compensate the Company for its costs if policies are terminated, all of the Company's universal life and interest-sensitive policies issued since 1986 have incorporated withdrawal charges or similar provisions for periods ranging from

14 to 19 years.


  Distribution.  The Company maintains a diverse distribution network that seeks to provide high quality service to its customers, including the

Company's policyholders, agents, brokers and other producers, while controlling costs.  The Company markets its products through a variable cost distribution network of over 53,000 licensed independent brokerage and career agents as well as through financial institutions, such as banks and thrifts.  The Company competes with other life insurance companies and distributors of retirement savings products.

  As a holding company, the Company's principal source of liquidity to meet its obligations (including any dividends, interest, principal and redemption payments with respect to the Securities) is distributions from its subsidiaries.  The rights of the Company to participate in any distribution of earnings or assets of any of its subsidiaries (and thus the ability of the

Company to use earnings and assets of its subsidiaries to pay its obligations under the Securities) are subject to state insurance regulatory and other
                                      13

statutory restrictions, including limitations on the amount of dividends that may be paid by the Company's insurance subsidiaries in any year without the prior approval of the state regulatory authorities, as more fully described in the notes to the Company's financial statements.  Any such distributions are also subject to the prior claims of creditors of that subsidiary,

including claims for policy benefits, debt obligations and other liabilities incurred in the ordinary course of business, except to the extent that the claims, if any, of the Company as a creditor of such subsidiary may be recognized.


  The mailing address of the principal executive office of the Company is

604 Locust Street, P.O. Box 1635, Des Moines, Iowa  50306-1635 and the

telephone number is 515-245-6911.


                           EQUITABLE TRUST

  Equitable Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by the

Company as sponsor for such trust (the "Sponsor"), and the Equitable

Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 19, 1996.  Equitable Trust exists for the exclusive purposes of

(i) issuing and selling the Preferred Securities and common securities representing undivided beneficial interests in the assets of Equitable

Trust (the "Common Securities" and, together with the Preferred Securities,

the "Trust Securities"), (ii) using the gross proceeds from the sale of the

Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.  All of the Common Securities will be directly or indirectly owned by the Company.  The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that,

                                     14

if an event of default under the Declaration has occurred and is continuing,

the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.  The

Company will directly or indirectly acquire Common Securities, in an aggregate liquidation amount equal to at least 3% of the total capital of Equitable Trust.


  Equitable Trust has a term of approximately 25 years but may terminate earlier, as provided in the Declaration.  Equitable Trust's business and affairs will be conducted by the trustees (the "Equitable Trustees")

appointed by the Company as the direct or indirect holder of all of the

Common Securities.  The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the

Equitable Trustees of Equitable Trust.  The duties and obligations of the

Equitable Trustees shall be governed by the Declaration.  Equitable Trust will have three Equitable Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company.  One

Equitable Trustee of Equitable Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust

Indenture Act"), pursuant to the terms set forth in the applicable

Prospectus Supplement (the "Property Trustee").  In addition, unless the

Property Trustee maintains a principal place of business in the State of

Delaware and otherwise meets the requirements of applicable law, one

Equitable Trustee of Equitable Trust will be an entity having a principal place of business in, or a natural person resident of, the State of

Delaware (the "Delaware Trustee").  The Company will pay all fees and expenses related to Equitable Trust and the offering of the Trust Securities.
                                      15

      The Property Trustee for Equitable Trust is the First National Bank

of Chicago and its corporate trust office is at One First National Plaza,

Suite 0126, Chicago, Illinois 60670-0126 Attention: Corporate Trust

Services Division.  The Delaware Trustee for Equitable Trust is First

Chicago Delaware, Inc. and its address in the State of Delaware is c/o FCC

National Bank, 300 King Street, Wilmington, Delaware  19801.  The Delaware

Trustee is an affiliate of the Property Trustee.  The Property Trustee also serves as Trustee under the Indenture of the Company dated as of January

17, 1995, pursuant to which the Company has issued $100,000,000 of its 8 1/2%

Notes due 2005 and will issue any Debt Securities to Equitable Trust in connection with the issuance of Preferred Securities.  The address for

Equitable Trust is c/o Equitable of Iowa Companies, the Sponsor of

Equitable Trust, at the Company's corporate headquarters located at 604

Locust Street, Des Moines, Iowa  50309-3705, telephone 515-245-6911.



                           USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of any Debt Securities,

Common Stock, Preferred Stock or Warrants offered hereby are expected to be used for general corporate purposes.  The proceeds from the sale of

Preferred Securities by Equitable Trust will be invested in the Debt

Securities of the Company.  Except as may otherwise be described in the

Prospectus Supplement relating to such Preferred Securities, the Company expects to use the net proceeds from the sale of such Debt Securities to

Equitable Trust for general corporate purposes.  Until the net proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in short-term marketable securities.  The specific allocations, if any, of the proceeds of any of the Securities will be described in the Prospectus Supplement relating thereto.

                                      16

                  RATIO OF EARNINGS TO FIXED CHARGES


  The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries on a consolidated basis for each of the years ended December 31, 1991 through 1995.  The ratio of consolidated earnings to fixed charges is calculated by dividing consolidated earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt and a portion of rental expense).

                                                Year Ended
                                                December 31
                              ________________________________________
                                      1995   1994   1993   1992   1991


Ratio of earnings to fixed charges    10.0   17.8   12.3    8.0    4.9






























                                      17

                    DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any

Prospectus Supplement may relate.  The particular terms of the Debt

Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply or do not apply to such Debt

Securities, will be described in the Prospectus Supplement relating to such

Debt Securities.


  Unless otherwise indicated in an accompanying Prospectus Supplement, the Debt

Securities will be issued in one or more series under an Indenture dated as of

January 17, 1995 (as amended or supplemented from time to time, the "Indenture")

between the Company and The First National Bank of Chicago, as Trustee (together with any successor thereto, the "Trustee").  The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.  Certain terms defined in the Indenture are capitalized in this

Prospectus.  The parenthetical section references below are to the Indenture.


General

  The Debt Securities will be unsecured obligations of the Company.  The

Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder.  The Indenture provides that Debt

Securities may be issued thereunder from time to time in one or more series, with different maturity dates, interest rates and other terms, and may be denominated and payable in United States dollars or in foreign





                                      18

currencies or units based on or relating to foreign currencies, in each case as authorized from time to time by the Company.  Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Company to increase the principal amount of any series of Debt

Securities previously issued and to issue additional securities of such series in such increased principal amount.  (Section 2.3)


  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus and which will set forth the following terms relating to the Debt Securities, to the extent applicable thereto:  (1) the specific designation of the Debt Securities and authorized denominations thereof; (2) any limit on the aggregate principal amount of the Debt

Securities; (3) the percentage of the principal amount representing the price for which the Debt Securities will be issued; (4) the date or dates,

or method of determining the same, on which the principal of and premium,

if any, on the Debt Securities will mature; (5) the rate or rates per annum

(which may be fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined,

the date or dates from which any such interest will accrue or the method by which such date or dates will be determined, and the date or dates on which any such interest will be payable and (in the case of Debt Securities in registered form) the Record Dates for any interest payable on the Debt

Securities or the method by which such dates will be determined; (6) any index used to determine the amount of principal, premium or interest payable on the Debt Securities; (7) any subordination of the Debt Securities to other indebtedness of the Company (including to any other series of Debt Securities)

and the right of the Company, if any, to defer payment of interest on

Debt Securities and the maximum length of any such deferral period; (8) any mandatory or optional redemption, repayment or sinking fund or analogous provisions, including the period or periods within or the date upon which, the price or prices at which, the currency or units based on or relating to foreign currencies in which and the terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, at the option of the






















































                                      19

Company, at the option of the Holder thereof or otherwise; (9) whether the Debt

Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale, delivery,

transfer and exchange of the Debt Securities in bearer form or the payment of interest thereon and the terms of exchanges between registered and bearer form;

(10) whether the Debt Securities will be issuable in whole or in part in the form of one or more temporary or permanent Registered Global Securities and, if so, the identity of the Depositary for such Registered Global Securities and the terms and conditions, if any, upon which such Registered Global Security or

Securities may be exchanged in whole or in part for other definitive securities; (11) each office or agency where the principal of and premium and interest, if any, on the Debt Securities will be payable, and each office or agency where the Debt Securities may be presented for registration of transfer or exchange and where notices may be served upon the Company; (12) if other than in United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and premium and interest, if any, on the Debt Securities will or may be payable; (13) any right of the

Company to require a Holder to accept, or of a Holder to elect to receive,

payment of the Debt Securities in a currency other than that in which they are denominated or stated to be payable; (14) if other than the stated principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity of the Debt Securities and/or the method by which such amount shall be determined; (15) any variation to the provisions of the Indenture with respect to the satisfaction and discharge of the Company's indebtedness and obligations, or termination of certain of its covenants and Events of Default under the Indenture, with respect to the Debt Securities by deposit of money or Government Obligations;

(16) any additions to or deletions from the Events of Default or covenants of the Company contained in the Indenture with respect to the Debt Securities;

(17) any trustee (other than The First National Bank of Chicago), depositary,

currency determination agent, authenticating or paying agent, transfer agent,























































                                      20

registrar or other agent with respect to the Debt Securities; (18) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable

Record Date; (19) any United States federal income tax considerations applicable to holders of the Debt Securities; (20) any terms for conversion or exchange of the Debt Securities into other securities of the Company; and (21)

any other terms of the Debt Securities which shall not adversely affect the interests of any Holders of any Debt Securities then outstanding. (Section 2.3)


  Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and may be offered and sold at a substantial discount below their stated principal amount.

Certain United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.  Certain

United States federal income tax considerations and other information applicable to any Debt Securities denominated in or having principal, any premium or any interest payable in foreign currencies or in units based on or relating to foreign currencies will be described in the Prospectus

Supplement relating thereto.


  Unless the Prospectus Supplement relating thereto specifies otherwise,

Debt Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof.  (Section 2.7)

The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or currency unit will specify the denominations thereof.



                                      21

  Unless the Prospectus Supplement relating thereto specifies otherwise, the

Debt Securities will be issued only in fully registered form without coupons.

Debt Securities of a series may be issuable in whole or in part in the form of one or more Registered Global Securities, as described below under "Registered

Global Securities."  In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Securities of the series to be represented by such Registered Global Security or Securities.  (Section 2.4)


  The Debt Securities will be unsecured and, unless otherwise described in the

Prospectus Supplement relating thereto, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.  (Section 2.3)

Except as described below under "Description of Debt Securities -- Covenants --

Limitation on Liens on Stock of Restricted Subsidiaries", there is no restriction in the Indenture against the Company or subsidiaries of the Company incurring secured or unsecured indebtedness or issuing secured or unsecured securities.  The Company has from time to time entered into, and will in the future enter into, credit agreements to fund its operations.  Such credit agreements may be secured by the assets of the Company, secured by the assets of the Company's subsidiaries or guaranteed by the Company's subsidiaries.  To the extent that such credit agreements are so secured or guaranteed, the lenders under such credit agreements will have priority over the Holders of the

Debt Securities with respect to the assets of the Company or its subsidiaries.


  Except as described below under "Description of Debt Securities --

Covenants", the Indenture does not contain covenants or other provisions designed to afford Holders of Debt Securities protection in the event of a change in capital structure, reorganization, dividend or distribution in respect of Capital Stock, change in credit rating, incurrence of indebtedness or similar obligations that would have priority over or be on

                                      22

a parity with the Debt Securities or other similar occurrence.  Holders of the Debt Securities will not have the right to accelerate the Debt Securities in the event of material adverse changes in the financial condition or results of operations of the Company or of its subsidiaries or other events which may adversely affect the creditworthiness of the Company.  Therefore, the financial condition and results of operations of the Company, and not the covenants and other provisions of the Indenture, should be the primary factor in an evaluation of whether the Company will be able to satisfy its obligations under the Debt Securities.


Exchange and Transfer

  At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Debt Securities of any series (other than Regis-

tered Global Securities) will be exchangeable into an equal aggregate principal amount of Debt Securities of the same series (with the same interest rate,

maturity date and other terms) of different authorized denominations except that Debt Securities of any series issued in registered form may not be ex-

changed for Debt Securities of the same series issued in bearer form unless the applicable Prospectus Supplement shall provide to the contrary. (Section 2.8)


  Unless otherwise provided in the applicable Prospectus Supplement, the Debt

Securities may be presented for exchange, and registered Debt Securities

(other than a Registered Global Security) may be presented for registration of transfer, at the offices or agency of the Security Registrar in New York,

New York.  No service charge will be made for any transfer or exchange, but the Company may require payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations or conditions contained in the Indenture.  Such transfer or exchange will be effected by the Security Registrar upon its being satisfied with the documents of title and the identity of the person making the request.  The

                                      23

Company has appointed the Trustee as Security Registrar.  Debt Securities in

bearer form and the related coupons, if any, will be transferable by delivery.

(Sections 2.8 and 3.2)


Payment

  Unless otherwise provided in the applicable Prospectus Supplement,

payment of principal of and premium, if any, on the Debt Securities will be made at the office of the Trustee in New York, New York.  Unless otherwise provided in the applicable Prospectus Supplement, payment of any installment of interest, if any, on a Debt Security will be made at the office or agency of the Trustee in New York, New York, except that, at the option of the Company, payment of any interest on Debt Securities in registered form may be made (i) by check mailed to the address of the

Person entitled thereto as such address shall appear in the Security

Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.  (Sections 3.1 and

3.2)  Unless otherwise provided in the applicable Prospectus Supplement,

payment of any interest due on Debt Securities in registered form will be made to the Persons in whose name such Debt Securities are registered at the close of business on the Record Date for such interest payments;

provided, however, that any interest that is payable at maturity will be payable to the person to whom principal payable at maturity shall be payable.  (Section 2.7)


  Principal and premium and interest, if any, shall be considered paid on the due date if on such date the Trustee or the paying agent holds money sufficient to pay all such amounts then due and the Trustee or the paying agent, as the case may be, is not prohibited under the terms of the

Indenture from paying such money to the Holders of the Debt Securities on that date.  (Section 3.1)

                                      24

Registered Global Securities

  The registered Debt Securities of a particular series may be issued in whole or in part in the form of one or more Registered Global Securities,

which will be deposited with or on behalf of a depositary located in the

United States (the "Depositary") that will be identified in the Prospectus

Supplement relating to such series, and registered in the name of the

Depositary or its nominee.  (Section 2.4)  Unless and until exchanged, in whole or in part, for other Debt Securities of such series in definitive form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such

Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor, and except in the circumstances described in the applicable Prospectus Supplement.

(Section 2.8)


  The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered

Global Security will be described in the Prospectus Supplement relating to such series.  The Company anticipates that the following provisions will apply to all depositary arrangements.


  Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the dealers, underwriters or agents participating in the distribution of such

Debt Securities or by the Company if such Debt Securities are offered and



                                      25

sold directly by the Company.  Ownership of beneficial interests in a

Registered Global Security will be limited to participants or persons that may hold interests through participants; however, the Company will have no obligations to participants or any persons that hold interests through participants.  Ownership of beneficial interests in a Registered Global

Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).  The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form.  The depositary arrangements described above and such laws may impair the ability to own or transfer beneficial interests in a Registered Global Security.


  So long as the Depositary for a Registered Global Security, or its

nominee, is the registered owner thereof, such Depositary or such nominee,

as the case may be, will be considered the sole owner or Holder of the Debt

Securities represented by such Registered Global Security for all purposes under the Indenture.  Unless otherwise specified in the applicable

Prospectus Supplement and except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt

Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof for any purposes under the Indenture.  (Section 7.3)  Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.  The Depositary may grant proxies and otherwise authorize participants to give or take any request,

demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.  The Company






















































                                      26

understands that, under existing industry practices, if the Company requests any action of Holders or if any owner of a beneficial interest in such

Registered Global Security desires to give any notice or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.


  Principal of and premium and interest payments, if any, on Debt Securities represented by a Registered Global Security registered in the name of a

Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security.  The

Company expects that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal or premium or interest, if any, in respect thereof, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depositary.  The Company also expects that payments by participants to owners of beneficial interests in such Registered Global

Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.  Neither the Company, the Trustee nor any paying agent or Security Registrar for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.  (Section 7.3)
                                      27

  Unless otherwise specified in the applicable Prospectus Supplement, if the

Depositary for a Registered Global Security representing Debt Securities or a particular series of Debt Securities is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the

Exchange Act and any other applicable statute or regulation and a successor

Depositary is not appointed by the Company within ninety (90) days, the

Company will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Debt

Securities of such series.  In addition, the Company may at any time and in its sole discretion determine to no longer have the Debt Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing

Debt Securities of such series.  (Section 2.8)


  Within seven days after the occurrence of an Event of Default concerning nonpayment of interest, principal or any sinking fund or analogous payment with respect to any series of Debt Securities that is, in whole or in part,

represented by a Registered Global Security, the Company will execute, and the Trustee will authenticate and deliver, Debt Securities of such series in definitive registered form, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered

Global Security in exchange for such Registered Global Security.  (Section 2.8)

  Debt Securities in definitive registered form issued in exchange for a

Registered Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security,

pursuant to instructions from the participants or persons that hold interests through such participants, shall instruct the Trustee.  The Trustee will deliver Debt Securities in definitive registered form to or as directed by the persons in whose names such Debt Securities are so registered.  (Section 2.8)
                                      28

Covenants

  General.  Unless otherwise specified in the applicable Prospectus

Supplement, the Indenture requires the Company to covenant to the following with respect to each series of Debt Securities:  (i) to duly and punctually pay the principal of and premium and interest, if any, on such series of

Debt Securities (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Debt Securities of such series; (ii) to maintain an office or agency where Debt Securities of such series may be presented, surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own paying agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due; (iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee, and (v) to preserve its corporate existence (Article 3).

The Indenture also requires the Company to deliver to the Trustee, within

120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, the

Company is in compliance with the terms of the Indenture and, if not, the nature and status of such non-compliance.  (Section 4.3)


  Limitation on Liens on Stock of Restricted Subsidiaries.  Unless otherwise specified in the applicable Prospectus Supplement, the Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a security interest, pledge, lien or other encumbrance upon any shares of

Capital Stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any
                                      29

other indebtedness of or guarantee by the Company or any Restricted

Subsidiary ranking senior to or equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.  (Section 3.6).

  For purposes of the Indenture, "Restricted Subsidiary" means each of

Equitable Life and USG, in each case, so long as it remains a subsidiary of the Company, as well as any subsidiary of the Company that is a successor to all or a principal part of the business of any such subsidiary and

"Capital Stock" means any and all shares, interests, rights to purchase,

warrants, options, participations or other equivalents of or interests in

(however designated) corporate stock.  (Section 1.1).  The Restricted

Subsidiaries accounted for substantially all of the consolidated revenues of the Company during the year ended December 31, 1995 and the consolidated assets of the Company at December 31, 1995.


  Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries.

Unless otherwise specified in the applicable Prospectus Supplement, the

Company will not, nor will it permit any Restricted Subsidiary to, issue,

sell, assign, transfer or otherwise dispose of, directly or indirectly, any

Capital Stock (other than nonvoting preferred stock) of any Restricted

Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries;

(iii) the disposition of all or any part of the Capital Stock of any

Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's Board of Directors

(acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 3.7)


                                      30

  Consolidation, Merger and Transfer of Assets.  Unless otherwise specified in the applicable Prospectus Supplement, the Company has agreed that it will not consolidate or merge with or into, or transfer, sell, convey or lease its properties or assets as, or substantially as, an entirety unless (i) either the Company is the continuing entity or the successor (if other than the

Company) is a domestic corporation or other domestic entity which expressly assumes the Company's obligations for each series of  Debt Securities and under the Indenture, (ii) immediately after giving effect to such transaction,

no Event of Default, and no event that, after notice or lapse of time, or both,

would become an Event of Default, shall have occurred and be continuing, and

(iii) the Company delivers to the Trustee an officer's certificate and opinion of counsel stating that such consolidation, merger, transfer, sale, conveyance or lease complies with the Indenture.  (Article 9)


Events of Default

  The occurrence of any of the following events with respect to the Debt

Securities of any series will, unless otherwise specified in the applicable

Prospectus Supplement, constitute an "Event of Default" with respect to the

Debt Securities of such series:  (a) default for thirty (30) days in the payment of any installment of interest on any of the Debt Securities of such series; (b) default in the payment of any of the principal of or the premium,

if any, on any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c)

default in the deposit when due of any sinking fund payment or analogous obligation in respect of any of the Debt Securities of such series; (d)

default for sixty (60) days by the Company in the observance or performance of any other covenant or agreement contained in the Debt Securities of such series or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of the Debt Securities of such
                                      31

series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument (including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or any of its Restricted

Subsidiaries for money borrowed by the Company or any of its Restricted

Subsidiaries (other than non-recourse indebtedness) which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding

$15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right),

prior to the stated maturity thereof; or any failure by the Company or any

Restricted Subsidiary to make any payment under a guarantee in respect of any indebtedness (except up to $26,311,000 aggregate principal amount of 8.70%

Guaranteed Notes issued by Walnut Mall Limited Partnership, due August 19, 1996

and any accrued interest or premium with respect thereto, which indebtedness is more fully described in the notes to the Company's financial statements),

in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (f) any final non-appealable judgment or order for the payment of money in excess of $15,000,000 is rendered against the Company or any

Restricted Subsidiary, such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of























































                                      32

$15,000,000), which coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default; or (g) certain events of bank-

ruptcy, insolvency or reorganization relating to the Company.  (Section 5.1)

Different or additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Debt Securities and will be described in the Prospectus Supplement relating thereto.  (Sections 2.3 and

5.1)  No Event of Default with respect to a particular series of Debt

Securities issued under the Indenture will necessarily constitute an Event of

Default with respect to any other series of Debt Securities issued thereunder.


  If an Event of Default shall have occurred and be continuing with respect to any series of the Debt Securities unless the principal of all of the Debt

Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal of all Debt Securities of such series then Outstanding and the interest, if any, accrued thereon to be due and payable immediately.  If an

Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing, the principal and interest on all the Debt Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Debt Securities.  Upon certain conditions, any such declaration of acceleration with respect to Debt

Securities of any series may be rescinded and annulled if all Events of

Default, other than the nonpayment of accelerated principal and premium, if any, with respect to the Debt Securities of such series shall have been cured,

waived or otherwise remedied as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding.  Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions
                                      33

relating to the acceleration of a portion of the principal thereof upon the occurrence and continuance of an Event of Default with respect thereto.

(Section 5.1)


  Holders of Debt Securities may not enforce the Indenture or the Debt

Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt

Securities.  (Sections 5.6 and 6.2)  Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the

Holders of a majority in aggregate principal amount of the Debt Securities of any series then Outstanding will have the right to direct the Trustee in the conduct of any proceeding for any remedy or the exercise of any trust or power with respect to such series, except that the Trustee may decline to follow such directions if it in good faith determines that the actions or proceedings so directed would unduly prejudice the rights of Holders of

Securities of other affected series not joining in the giving of such directions.  (Section 5.9)  Holders and beneficial owners of the Debt

Securities have no recourse under the Indenture, any Debt Security or the indebtedness evidenced thereby against any incorporator, officer, director,

employee, stockholder or partner, as such, of the Company.  (Section 11.1)


  The Indenture provides that the Trustee may withhold notice to the

Holders of the Debt Securities of any series of any continuing default affecting such series (except a default in payment) if it considers such withholding to be in the interests of the Holders of the Debt Securities of such series.  (Section 5.11)


Modification and Waiver

  The Indenture permits the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of the Debt

Securities to:  (a) pledge collateral as security for the Debt Securities
                                      34

of one or more series, (b) add guarantees with respect to the Debt

Securities of one or more series, (c) evidence the assumption by a successor entity of the obligations of the Company under the Indenture and with regard to the Debt Securities then Outstanding, (d) add covenants for the protection of the Holders of the Debt Securities of one or more series,

including any different grace periods or remedies for breach thereof otherwise than as provided in the Indenture, (e) cure any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provisions contained in the Indenture or make or add such other provisions as the Company may deem necessary or desirable, provided that no such action adversely affects the interests of the Debt Securities of any series, (f) establish the form and terms of the Debt Securities of any series, (g) evidence the acceptance of appointment by a successor

Trustee with respect to the Debt Securities of one or more series and certain related matters, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, (i) comply with any requirements of the Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended, or to comply with any amendments thereto, (j) comply with any requirements related to the listing of the Debt Securities of any series for trading on a securities exchange or through an interdealer quotation system, and (k) add to or change or eliminate any provision of the

Indenture if such change or elimination is applicable only to Debt

Securities of any series that are first issued after the effective date thereof.  (Section 8.1)


  The Indenture also permits the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series then Outstanding and affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of any such affected series; provided, however, that




















































                                      35

without the consent of the Holder of each Debt Security of any such series then Outstanding and affected thereby, no such supplemental indenture may:

(a) extend the time of payment of the principal (or any installment thereof)

of, or premium on any Debt Securities, or reduce the amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, reduce any amount payable on the redemption thereof, reduce the amount of, or postpone the date fixed for, any sinking fund payment or analogous obligation, or change the currency or currency unit in which the principal thereof or the premium or interest thereon is payable, or reduce the amount payable on any Original Issue

Discount Security upon acceleration or provable in bankruptcy, or change the place of payment specified for such Debt Securities, or alter certain provisions of the Indenture relating to Debt Securities not denominated in

United States dollars, or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities when due or, if such Debt Security shall so provide, any right of repayment at the option of the Holder thereof; or (b) reduce the percentage in principal amount of the Debt Securities of such series, the consent of whose Holders is required for any modification or amendment of the Indenture or for any waiver provided for in the Indenture; or (c) modify any of the foregoing provisions, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Debt Security so affected.

(Section 8.2)


  The Holders of a majority in aggregate principal amount of the Debt

Securities of any series then Outstanding may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with any covenant or provision of the

Indenture applicable to that series, except for any covenant or provision which cannot be modified or amended without the consent of the Holder of each Debt Security of such affected series.  (Section 11.13)  Prior to the declaration of acceleration of the maturity of Debt Securities of any series then Outstanding, the Holders of a majority in aggregate principal




















































                                      36

amount of the Debt Securities of such series then Outstanding with respect to which a default or an Event of Default shall have occurred and is continuing may, on behalf of the Holders of all Debt Securities of such series, waive any past default or Event of Default and its consequences,

except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Debt Securities of such series which cannot be modified or amended without the consent of each of the Holders of the Debt Securities of such series.  (Section 5.10)


Defeasance and Discharge

  Unless otherwise specified in the applicable Prospectus Supplement, the

Company may elect either (a) to defease and be discharged from any and all obligations in respect of all outstanding Debt Securities of any particular series (defeasance and discharge), or (b) to be released from its obligations with respect to certain covenants of the Indenture and certain Events of

Default applicable to such series, all of which shall be specified in the applicable Prospectus Supplement (covenant defeasance), in each case if the

Company irrevocably deposits in trust with the Trustee for the benefit of the

Holders of the Debt Securities of such series funds and/or securities that are direct full faith and credit obligations of, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and the payment of which is unconditionally guaranteed by the full faith and credit of, the government which issued the currency in which the Debt

Securities of such series are payable or certain depository receipts therefor

("Government Obligations") which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide funds in an amount sufficient to pay all the principal of and premium and interest, if any, on the Debt Securities of such series (including any mandatory sinking fund or analogous payments) as they shall become due from time to time in accordance with the terms thereof.  To effect a defeasance
                                      37

and discharge with respect to Debt Securities of a series that will not be fully paid (upon maturity or redemption) within one year or to effect a covenant defeasance, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the Holders of the Debt

Securities of such series would not recognize income, gain or loss for United

States federal income tax purposes as a result of such defeasance and discharge or such covenant defeasance, as the case may be, and that such

Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and in the case of such a defeasance and discharge such opinion shall additionally state that either (A) there has been a change in the applicable United States federal income tax law to the foregoing effect or (B) the Company has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect.  Neither a defeasance and discharge with respect to Debt Securities of a series that will not be fully paid (upon maturity or redemption) within one year nor a covenant defeasance will be made with respect to any Debt Securities of a series then listed on any national securities exchange if such defeasance and discharge or covenant defeasance would cause Debt Securities of such series to be delisted.  Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Debt Securities of such series and the Holders of such

Debt Securities shall look only to the deposited funds or Government

Obligations for payment.  Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of and premium and interest, if any, on the Debt Securities of such series if not otherwise paid from such deposited funds or Government Obligations.

Notwithstanding the foregoing, certain obligations and rights under the

Indenture with respect to the obligations of the Trustee, compensation,

reimbursement and indemnification of the Trustee, rights of the Holders of

Debt Securities of a series to receive payments from the funds and Government

Obligations deposited with the Trustee for such series, registration of transfer and exchange of the Debt Securities of such series, replacement of mutilated, defaced,
destroyed, lost or stolen Debt Securities and certain other administrative provisions will survive defeasance and discharge. (Section 10.1)


  In the event the Company exercises its option to effect a covenant defeasance with respect to any series of Debt Securities and the Debt

Securities of such series are declared due and payable because of the occurrence of any Event of Default still applicable to such series, the amount of money and Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default.

However, the Company shall remain liable for such payments.  (Section 10.1)


  If the Trustee or paying agent  is unable to apply any funds or Government

Obligations deposited with respect to a series of Debt Securities in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the

Company's obligations under the Indenture and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such funds or Government Obligations in accordance therewith; provided, however, that, if the Company has made any payment of premium or interest on or principal of any Debt Securities of such series because of the reinstatement of its obligations, the Company shall be entitled, at its election, (a) to receive from the Trustee or paying agent,

as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the

Holders of the Debt Securities of such series to receive such payment from the funds or Government Obligations held by the Trustee or paying agent.

(Section 10.6)

Governing Law

  The Indenture and the Debt Securities issued thereunder will be governed by the laws of the State of New York.  (Section 11.8)


Concerning the Trustee

  The First National Bank of Chicago, the Trustee under the Indenture, is one of a number of banks with which the Company and its subsidiaries has and in the future may have banking relationships in the ordinary course of business, including, in certain cases, credit facilities.  The First

National Bank of Chicago is also the Property Trustee of Equitable Trust, the

Preferred Securities Guarantee Trustee (as defined herein) and an affiliate of the Delaware Trustee of Equitable Trust.


  The Trustee, prior to the occurrence of an Event of Default under the

Indenture, undertakes to perform only such duties as are specifically set forth in the Indenture and, after an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any

Holder of Debt Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                    DESCRIPTION OF CAPITAL STOCK

  The following summary of certain provisions of the Company's Restated

Articles of Incorporation, as amended (the "Articles"), Amended and

Restated Bylaws (the "Bylaws"), and Shareholder Rights Agreement, effective as of April 30, 1992, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to such documents,

copies of which are incorporated by reference as exhibits to the

Registration Statement of which this Prospectus is a part.


  Under the Articles, the authorized capital stock of the Company consists of 70,000,000 shares of common stock, without par value ("Common Stock"),

and 2,500,000 shares of serial preferred stock, without par value ("Preferred

Stock").   As of February 29, 1996, (a) 31,853,432 shares of Common Stock and

(b) no shares of Preferred Stock were outstanding.


                     DESCRIPTION OF COMMON STOCK

General

  All shares of Common Stock offered hereby, or issuable upon conversion,

exchange or exercise of Securities, will be fully paid and non-assessable.

  Holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities of the Company.  The

Common Stock is listed on the New York Stock Exchange. The registrar and transfer agent for the Common Stock is currently Boatmen's Trust Company,

510 Locust Street, P.O. Box 14737, St. Louis, Missouri  63178-4737.


Dividends


  Subject to the rights of the holders of any shares of Preferred Stock,

holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company (the

"Board" or the "Board of Directors") out of funds legally available therefor.


Liquidation Rights

  Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding.


Voting Rights


  The Articles and the Bylaws provide that each outstanding share of Common

Stock is entitled to one vote on each matter to be voted on at a stockholder meeting, except that the holders of Common Stock have cumulative voting rights with respect to the election of directors.  Cumulative voting permits holders of shares of Common Stock to cast, for any one or more nominees for election to the Board of Directors, the number of votes equal to the product of the number of shares such shareholder owns and the number of nominees proposed for election to the Board. A shareholder may cast all of such votes for a single director or may distribute such votes among any number of nominees proposed for election.


  The affirmative vote of two-thirds of the votes entitled to be cast at a meeting of the Company's stockholders is required to remove directors for cause and to effect certain amendments to the Articles.


Shareholder Rights Plan


  The Board adopted the Shareholder Rights Agreement (the "Rights Plan"),

effective as of April 30, 1992.  In connection with the effectiveness of the Rights Plan, the Board declared a dividend distribution of one right (a

"Right") for each outstanding share of Common Stock.  Each Right, when exercisable, entitles the registered holder to purchase from the Company one or more shares of Common Stock (or in some instances an equivalent security equal in value to a share of Common Stock) at an exercise price of $100.00 per

Right, subject to adjustment.


  Initially the Rights are not exercisable.  They will trade with, and cannot be separated from, the outstanding shares of Common Stock.  The

Rights become exercisable (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons, with the exception of certain Company related entities (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the Common Stock or (ii) ten (10) days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of related persons acquiring beneficial ownership of 25% or more of the Common Stock (the earlier of such dates being called the "Distribution Date").

  The Rights will expire on the earlier of April 30, 2002 or redemption of the Rights by the Company.  The Rights are redeemable at a price of one-quarter of one cent ($.0025) per Right at any time before a person becomes an Acquiring Person, or at any time before the Distribution Date.


                    DESCRIPTION OF PREFERRED STOCK

  The following summary contains a description of certain general terms of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto.  If so specified in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Articles and the amendment thereto relating to each particular series of Preferred

Stock (the "Series Amendment") which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.


General

  Under the Articles, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 2,500,000 shares of Preferred Stock.  As of the date hereof, no shares of Preferred Stock were outstanding.  The Board of Directors may from time to time authorize the issuance of shares of Preferred Stock in series, and each such series shall have such dividend and liquidation preferences, redemption prices, conversion rights, and other terms and provisions as may be contained in the resolutions of the Board of Directors providing for their issuance. All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.


Rank

  Any series of Preferred Stock will, with respect to rights on liquidation,

winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of

Preferred Stock; (ii) on a parity with all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of

Preferred Stock. In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Series Amendment, to Common Stock, (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of

Preferred Stock and, to the extent provided in the applicable Series Amendment,

to Common Stock, and (iii) junior to all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock.  As used in any Series

Amendment for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

Dividends

  Holders of each series of Preferred Stock will be entitled to receive,

when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred

Stock. Such rate may be fixed or variable or both.  Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company on such record dates as shall be fixed by the Board of

Directors.  Dividends on any series of Preferred Stock may be cumulative or noncumulative.


  No full dividends may be declared or paid or funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or funds set apart for such payment on the equity securities ranking on a parity or senior with respect to dividends with such series of Preferred Stock.

If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities ranking on a parity with such series of Preferred Stock with respect to dividends after payments of any dividends on equity securities ranking senior to such series of Preferred Stock with respect to dividends.


Conversion and Exchange

  The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of

the Company. The Common Stock of the Company is described under

"Description of Common Stock".

Redemption

  A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.


  In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of

Directors, or by any other method determined to be equitable by the Board of Directors.


  On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.


Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends.  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities of the Company ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled.  After payment of the full amount of the liquidation preference to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.


Voting Rights

  Except as set forth in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.


Transfer Agent and Registrar

  The transfer agent and registrar for each series of Preferred Stock will be described in the applicable Prospectus Supplement.


                     LIMITATIONS ON CHANGE IN CONTROL

  The purpose of the Rights Plan and certain provisions of the Articles and the Bylaws are to discourage certain types of transactions that may involve an actual or threatened change of control of the Company.  The Company believes that the Rights Plan and these provisions are designed to reduce the vulnerability of
the Company to an unsolicited proposal for a takeover of the Company that does not have the effect of maximizing long-term stockholder value or is otherwise unfair to stockholders of the Company.  However, the Rights Plan and these provisions, individually and collectively, make more difficult, and may discourage certain types of potential acquirers from proposing, a merger,

tender offer or proxy contest, even if such transaction or occurrence may be favorable to the interest of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to stockholders.  By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management and the temporary fluctuations in the market price of the shares that often result from actual or considered takeover attempts.


  Classified Board of Directors.  The Articles provide for the classification of the Board of Directors into three classes of directors serving staggered three-year terms, with the classes to be as nearly equal in number as possible.

One class of directors stands for election at each annual meeting of stockholders.  Therefore, at least two stockholder meetings will generally be required to effect a change in control of the Board.


  Cumulative Voting.  As discussed above, cumulative voting permits a shareholder to distribute votes to one or any number of nominees proposed for election.  As a result, a minority shareholder may be able to prevent an attempt to gain full control over the Board.


  Preferred Stock.  Preferred Stock can be issued in one or more series by the

Board of Directors without further stockholder approval. The Board of Directors has the power to determine the designations, preferences and rights of each such series.  Because the Board of Directors has substantial discretion in setting the
                                      49

terms of the Preferred Stock, such stock may act as a defensive measure.


  Advance Notice for Stockholder Business Proposals.  The Bylaws provide for an orderly procedure for the notification of the Board of Directors of business which is to be presented by a stockholder at stockholder meetings.

The procedure is designed to enable the Board to plan such meetings and also, to the extent it deems necessary or desirable, to inform the stock holders, prior to the meeting, of any new business that will be presented at the meeting.


  This procedure precludes the conducting of business at a particular meeting if the proper notice procedures have not been followed.  Nothing precludes discussion by any stockholder of any business properly brought before the annual meeting of stockholders of the Company.


  Advance Notice for Stockholder Nomination Proposals.  The Bylaws provide that only persons who are nominated in accordance with the procedures specified therein are eligible for election as directors.  Such nominations may be made by the Board of Directors, by any committee appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting, provided that any stockholder seeking to nominate a person for election as a director of the Company has complied with the notice procedures.

Written notice of a stockholder nomination must be made to the Secretary of the

Company not later than, with respect to an annual meeting, 120 days in advance of the date on which the Company's proxy statement for the preceding year's annual meeting of stockholders was released.  With respect to an election to be held at a special meeting of stockholders, notice by the stockholder must be delivered or received not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  This notice must set forth the name and address of the


                                      50

stockholder who intends to make the nomination and the name and address of the person being nominated, together with certain other accompanying information.


  Independence Policy.  Since 1980, the Board has had an internal

"Continuation Policy" which recognizes the Board's adherence to management policies designed to enhance the long-term value of the Company.  In 1991,

the Board of Directors adopted an Independence Policy which reaffirms its adherence to such management policies and acknowledges the importance of the Company's continued independence to the achievement of such policies.

The Independence Policy also indicates that the Board may consider the interests of the Company's other constituents, such as its employees and policyholders, as well as the interests of the Company's stockholders, in evaluating any offer for control of the Company.  Under Iowa law, the consideration by the Board of the interests of such non-stockholder constituencies is consistent with its fiduciary duties.


  Removal of Directors Solely for Cause.  The Articles provide that the directors of the Company may be removed from office by the stockholders only for cause.  Cause is defined as the conviction of a director of a felony or an adjudication by a court of competent jurisdiction that a director was liable for negligence or misconduct in the performance of a director's duty to the Company.  This provision makes it more difficult for the Company's stockholders to remove a director and, thereby, may discourage outsiders from seeking to acquire control of the Company because they could be delayed in making changes in existing management.


  Employee Benefit Plans.  The Company presently has four executive compensa-

tion plans that contain provisions which entitle participants to certain benefits in the event of a change in control.  Under the Company's Amended and

Restated Key Employee Incentive Plan (a cash bonus plan), in the event of a change
                                      51

in control, any awards that are outstanding become immediately vested, any performance standards related to the awards are deemed achieved at target levels and applicable restrictions lapse.  Similarly, under the Company's 1982

Stock Incentive Plan, outstanding options become exercisable, restrictions on stock awards lapse and any performance standards are deemed achieved in the event of a change of control.  Under the Company's Restated and Amended 1992

Stock Incentive Plan, in the event of a change in control, the Compensation

Committee of the Company's Board of Directors may, in its discretion, either at or after the time an award is made (i) provide for the vesting of any award, (ii) provide for the Company's purchase of any award upon the participant's request, (iii) make adjustments to the award to reflect the change in control, (iv) determine that any performance goals required to be met are deemed to have been achieved and provide for the acceleration of such an award, or (v) cause the award to be assumed by the surviving company.

Finally, under the Company's Executive Severance Pay Plan, each eligible employee terminated subsequent to a change in control is entitled to receive a maximum severance benefit equal to one year's base salary even though the full vesting period may not have expired.  These measures individually and in the aggregate may have an anti-takeover effect.


  State Insurance Laws.  The insurance laws and regulations of the jurisdictions in which the Company or its insurance subsidiaries do business may impede or delay a business combination involving the Company.


                            INDEMNIFICATION

  The Articles provide that directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Iowa Business Corporation

Act (the "IBCA").  The IBCA provides in such case that a director shall not be liable for

                                      52

monetary damages for breach of fiduciary duty as a director, except for (i) a breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which the director derives improper personal benefit, or (iv) liability for an unlawful distribution under the IBCA.


  The Articles and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the IBCA.  The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the company, that the conduct was in the company's best interests, and in all other cases, that the person's conduct was at least not opposed to the company's best interests and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful,

on the merits or otherwise, to which the person may be a party because of the person's position with the Company.  If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company.  Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.


  The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to certain claims against them caused by negligent acts, errors or omissions.

                                      53

                       DESCRIPTION OF WARRANTS

  The Company may issue Warrants, including Warrants to purchase Debt

Securities, Preferred Stock, Common Stock , or any combination thereof.

Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities.  The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the applicable

Prospectus Supplement.  No warrants may be issued to purchase Preferred

Securities or Common Securities issued by Equitable Trust.


  The applicable Prospectus Supplement will describe the terms of any

Warrants in respect of which this Prospectus is being delivered, including the following:  (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation, amount and terms of the Securities (other than Preferred Securities and Common

Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities)

purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred

Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the


                                      54

date on and after which such Warrants and the related Securities (other than

Preferred Securities and Common Securities) will be separately transferable;

(xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms,

procedures and limitations relating to the exchange and exercise of such

Warrants.


        DESCRIPTION OF PREFERRED SECURITIES OF EQUITABLE TRUST

  The following summary of certain provisions of the Declaration of Trust of Equitable Trust (the "Declaration") does not purport to be complete and is subject to and qualified in its entirety by reference to the

Declaration, a copy of which is included as an exhibit to the Registration

Statement of which this Prospectus is a part.


  Equitable Trust may issue a series of Preferred Securities having terms described in the Prospectus Supplement relating thereto.  The Declaration authorizes the Regular Trustees of Equitable Trust to issue on behalf of

Equitable Trust one series of  Preferred Securities.  The Declaration will be qualified as an indenture under the Trust Indenture Act.  The Property

Trustee, an independent trustee, will act as indenture trustee for the

Preferred Securities for purposes of compliance with the provisions of the

Trust Indenture Act.  The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred,

deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture

Act.  Reference is made to any Prospectus Supplement relating to the Preferred

Securities of Equitable Trust for specific terms of the Preferred Securities,



                                      55

including, to the extent applicable, (i) the distinctive designation of such

Preferred Securities, (ii) the number of Preferred Securities issued by

Equitable Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by Equitable Trust and the date or dates upon which such distributions shall be payable (provided, however,

that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions,  be payable on a quarterly basis to Holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of Equitable Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Debt Securities held by Equitable Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of

Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on

Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of Equitable Trust to the Holders of Preferred

Securities upon voluntary or involuntary dissolution, winding-up or termination of Equitable Trust, (vii) the obligation or option, if any, of Equitable Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option (with such redemption price to be specified in the applicable Prospectus Supplement), (viii) the voting rights,

if any, of Preferred Securities in addition to those required by law,

including the number of votes per Preferred Security and any requirement for the approval by the Holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Debt Securities held by Equitable Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of

Preferred Securities consistent with the Declaration or with applicable law.  All Preferred Securities offered hereby will be guaranteed by the

Company to the extent



















































                                      56

set forth below under "Description of Trust Guarantee."  The Trust Guarantee,

when taken together with the Company's back-up undertakings, consisting of its obligations under the Declaration (including the obligation to pay expenses of

Equitable Trust), the Indenture and any applicable supplemental indentures thereto and the Debt Securities issued to Equitable Trust will provide a full and unconditional guarantee of the Preferred Securities.  Certain United States

federal income tax considerations applicable to any offering of Preferred

Securities will be described in the Prospectus Supplement relating thereto.

The payment terms of the Preferred Securities will be the same as the Debt

Securities issued to Equitable Trust by the Company.

  An Event of Default under the Declaration will be deemed to have occurred whenever an event of default (as defined in the Indenture) shall have occurred with respect to the Debt Securities held by Equitable Trust.  If the Property

Trustee fails to enforce its rights with respect to the Debt Securities held by Equitable Trust, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under such Debt Securities.  Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the

Debt Securities issued to Equitable Trust on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment.

  The Declaration authorizes the Regular Trustees to issue on behalf of

Equitable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the

Declaration or as shall otherwise be set forth therein.  The terms of the

Common Securities issued by Equitable Trust will be substantially identical to the terms of the Preferred Securities issued by Equitable Trust, and the

                                      57

Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.  Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Equitable Trustees of Equitable

Trust.  All of the Common Securities of Equitable Trust will be directly or indirectly owned by the Company.


  The financial statements of Equitable Trust will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as

Company-obligated mandatorily-redeemable preferred securities of its subsidiary,

Equitable of Iowa Companies Capital Trust, holding solely Debt Securities of the Company and indicating the principal amount, interest rate and maturity date thereof.

                    DESCRIPTION OF TRUST GUARANTEE


  Set forth below is a summary of information concerning the Trust Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities.  The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act.  The First National

Bank of Chicago will act as independent indenture trustee for Trust Indenture

Act purposes under the Trust Guarantee (the "Preferred Securities Guarantee

Trustee").  The terms of the Trust Guarantee will be those set forth in such

Trust Guarantee and those made part of such Trust Guarantee by the Trust

Indenture Act.  The summary of certain provisions of the Trust Guarantee does not purport to be complete and



                                      58

is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust

Indenture Act.  The Trust Guarantee will be held by the Preferred Securities

Guarantee Trustee for the benefit of the holders of the Preferred Securities of Equitable Trust.

General

  Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the

Trust Guarantee Payments (as defined below) (except to the extent paid by

Equitable Trust), as and when due, regardless of any defense, right of set-off or counterclaim which Equitable Trust may have or assert.  The following payments or distributions with respect to the Preferred Securities (the "Trust

Guarantee Payments"), to the extent not paid by Equitable Trust, will be subject to the Trust Guarantee (without duplication):  (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities,

to the extent Equitable Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent Equitable Trust has funds available therefor, with respect to any Preferred Securities called for redemption by Equitable Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Equitable Trust (other than in connection with the distribution of Debt Securities to the holders of Preferred

Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred

Securities to the date of payment, to the extent Equitable Trust has funds available therefor or (b) the amount of assets of Equitable Trust remaining for distribution to holders of such Preferred Securities in liquidation of

Equitable Trust.  The Company's
                                      59
obligation to make a Trust Guarantee Payment  may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred

Securities or by causing Equitable Trust to pay such amounts to such holders.


  The Trust Guarantee will not apply to any payment of distributions except to the extent Equitable Trust shall have funds available therefor.  If the Company does not make interest or principal payments on the Debt Securities purchased by Equitable Trust, Equitable Trust will not pay distributions on the

Preferred Securities issued by Equitable Trust and will not have funds available therefor.


  The Company has also agreed to guarantee the obligations of Equitable Trust with respect to the Common Securities (the "Trust Common Guarantee") to the

same extent as the Trust Guarantee, except that, if an Event of Default under the Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common

Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.


Certain Covenants of the Company

  In the Trust Guarantee, the Company will covenant that, so long as any

Preferred Securities remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or under the Declaration, then

(a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the

Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Debt Securities issued to Equitable Trust and (c)

the Company shall not make any guarantee payments with respect to the foregoing

(other than pursuant to the Trust Guarantee); provided, however, that the

Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.


Modification of the Trust Guarantees; Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities.  The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement.  All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns,

receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.


Events of Default

  An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.  The holders of a majority in liquidation amount of the

Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred

Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities

Guarantee Trustee under the Trust Guarantee.

  If the Preferred Securities Guarantee Trustee fails to enforce the Trust

Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against Equitable Trust, the

Preferred Securities Guarantee Trustee or any other person or entity.

Notwithstanding the foregoing, if the Company has failed to make a Guarantee

Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment.

The Company has waived any right or remedy to require that any action be brought first against Equitable Trust or any other person or entity before proceeding directly against the Company.


  The Company will be required to provide annually to the Preferred

Securities Guarantee Trustee a statement as to the performance by the

Company of certain of its obligations under the Trust Guarantee and as to any default in such performance.


Information Concerning the Preferred Securities Guarantee Trustee

  The Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee,

shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  Subject to such provision, the

Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Trust Guarantee

  The Trust Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Debt Securities held by Equitable Trust to the holders of all of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Equitable

Trust.  The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred

Securities must restore payment of any sums paid under such Preferred

Securities or the Trust Guarantee.


Status of the Trust Guarantee

  The Trust Guarantee will constitute an unsecured obligation of the

Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the

Company's Common Stock.  The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.


  The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guaran tee without instituting a legal proceeding against any other person or entity).

Governing Law


  The Trust Guarantee will be governed by and construed in accordance with the law of the State of Iowa.


                         PLAN OF DISTRIBUTION

  The Company and Equitable Trust may offer and sell Securities in any of the following ways:  (i) directly to purchasers, (ii) through agents, (iii)

through underwriters, (iv) through dealers or (v) through a combination of any such methods.  The Prospectus Supplement with respect to an offering of

Securities will set forth the terms of such offering, including, to the extent applicable, the name or names of any underwriters (and any managing underwriters), the names of any dealers or agents, the purchase price of the Securities and the proceeds to the Company or Equitable Trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or interdealer quotation system on which such Securities are expected to be listed.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


  Securities may be offered and sold, and offers to purchase such securities may be solicited, by agents designated by the Company or

Equitable Trust from time to time.  Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and the terms of such agency (including any commissions payable by the Company or Equitable Trust to such agent) will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


  If an underwriter or underwriters are utilized in the sale of Securities,

the Company or Equitable Trust will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the managing underwriter or managing underwriters,

as well as any other underwriters, and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers,

if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which such

Prospectus Supplement is delivered to the public.  If underwriters are used in the sale, such underwriters will acquire Securities for their own account and may resell such Securities from time to time in one or more transactions,

including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate.  Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.  If any underwriters are utilized in the sale of the Securities, unless otherwise set forth in the Prospectus Supplement relating thereto the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of

Securities will be obligated to purchase all such Securities, if any are purchased.

  If a dealer is utilized in the sale of the Securities, the Company or

Equitable Trust will sell such Securities to the dealer, as principal.  The dealer may then resell such Securities to the public at varying prices to
                                      65

be determined by such dealer at the time of resale.  The name of the dealer and the terms of the transaction will be set forth in the Prospectus

Supplement relating thereto.


  Agents, underwriters and dealers may be entitled under agreements that may be entered into with the Company or Equitable Trust to indemnification by the Company or Equitable Trust against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof.  Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company and affiliates of the Company.  Any agents,

dealers or underwriters participating in the offering of Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, of the Securities so offered.


  Offers to purchase Securities may be solicited directly by the Company or

Equitable Trust and sales thereof may be made by the Company or Equitable

Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.  The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the

Prospectus Supplement relating thereto.


  Each series of Securities (other than Common Stock) will be a new issue of securities and may have no established trading market.  Agents and underwriters may from time to time purchase and sell Securities in the secondary market or may make a market in the Securities, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Securities or liquidity in the secondary market if one develops.
                                      66

  If so indicated in the applicable Prospectus Supplement, the Company or

Equitable Trust will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from the Company or

Equitable Trust at the public offering price set forth in the applicable

Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts")

providing for payment and delivery on a specified date in the future.  A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers or agents soliciting purchases of Securities pursuant to Contracts accepted by the Company or Equitable Trust.  The Contracts will be subject to the conditions set forth in the applicable Prospectus Supplement.


  As one of the means of direct issuances of Securities, the Company or

Equitable Trust may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Securities among potential purchasers who are eligible to participate in the auction or offering of such Securities, if so described in the applicable Prospectus

Supplement.


  The anticipated place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable

Prospectus Supplement.


                            LEGAL MATTERS

  The validity of the Securities offered hereby other than the Preferred

Securities will be passed upon for the Company and Equitable Trust by

Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., 1900

Hub Tower, Des Moines, Iowa  50309.  Certain United States federal income taxation matters also will be passed upon for the Company and Equitable

Trust by Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien,




                                      67

P.C.  Attorneys in such law firm hold shares of Common Stock.  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for Equitable Trust by Richards, Layton & Finger, P.A.,  One Rodney

Square, Wilmington, Delaware  19899, special Delaware counsel to Equitable

Trust.  Certain legal matters in connection with the Securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by LeBoeuf, Lamb, Greene &

MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York  10019.  As to

certain matters of Iowa law, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon the opinions of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell &

O'Brien, P.C.


                               EXPERTS

  The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended

December 31, 1995 incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young

LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.












                                      68

                               Part II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Securities and Exchange Commission registration fee       $94,828.25

  New York Stock Exchange Listing Fee                           40,000

  Legal fees and expenses                                      135,000

  Accounting fees and expenses                                  50,000

  Printing and engraving expenses                               40,000

  Trustee's fees and expenses                                    5,000

  Rating Agencies' fees                                        180,000

  Blue Sky Fees and Expenses                                    15,000

  Miscellaneous                                              15,171.75


      Total                                                   $575,000
                                                             =========

  Except for the SEC registration fee, all of the foregoing are estimates.





























                                      69

Item 15.  Indemnification of Officers and Directors

  The Company's Restated Articles of Incorporation and Amended and Restated

Bylaws provide that the Company shall indemnify its directors, officers,

employees and agents to the fullest extent permitted by the Iowa Business

Corporation Act (the "IBCA").  The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith,

and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the

Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company.  If the proceeding is by or in the right of the

Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company.  Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.


  The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts,

errors or omissions.


  The Declaration of Equitable Trust provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any

officer, director, shareholder, member, partner, employee, representative,

                                      70

custodian, nominee or agent of the Property Trustee or the Delaware Trustee

(each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate

of any Regular Trustee, or any officer, director, shareholder, member,

partner, employee, representative or agent of any Regular Trustee or any

Affiliate thereof, or any employee or agent of Equitable Trust or its

Affiliates (each a "Company Indemnified Person") shall be liable,

responsible or accountable in damages or otherwise to Equitable Trust or any officer, director, shareholder, partner, member, representative,

employee or agent of Equitable Trust or its Affiliates or to any holder of

Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified

Person or Company Indemnified Person in good faith on behalf of Equitable

Trust and in a manner such Fiduciary Indemnified Person or Company

Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company

Indemnified Person by such Declaration or by law, except that a Fiduciary

Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified

Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.


  The Declaration of Equitable Trust also provides that to the full extent permitted by  law, the Company shall indemnify any Company Indemnified

Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (other than an action by or in the right of Equitable Trust) by reason of the fact that he is or was a

Company Indemnified Person against expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Equitable Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct






















































                                      71

was unlawful.  The Declaration of Equitable Trust also provides that to the full extent permitted by law, the Company shall indemnify any

Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Equitable Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Equitable Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to Equitable Trust unless and only to the extent that the Court of

Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of

Chancery or such other court shall deem proper.  The Declaration of Equitable

Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.


  The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities,

including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or

Equitable Trust.  Any agents, dealers or underwriters who execute any of the






















































                                      72

agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Equitable

Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or Equitable Trust by or on behalf of any such indemnifying party.


  The Declaration of Equitable Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Equitable Trust, including the costs and expenses

(including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.


Item 16.  Exhibits

  Exhibit
  Number             Description of Exhibit

    1.1  Form of Underwriting Agreement for Debt Securities*

    1.2  Form of Underwriting Agreement for Equity Securities*

    1.3  Form of Underwriting Agreement for Preferred Securities*

    4.1 Restated Articles of Incorporation of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993)

    4.2 Amendment(s) to the Restated Articles of Incorporation of Equitable of Iowa Companies with respect to a series of Preferred Stock*











                                      73

    4.3 Amended and Restated Bylaws of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 2 to the Company's Form 8-K dated November 11, 1991)

    4.4 Rights Agreement (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K dated April 30, 1992)

    4.5 First Amendment to Rights Agreement (incorporated herein by reference to Exhibit 4(b)(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1992)

    4.6 Second Amendment to Rights Agreement (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-A dated May 13,
         1993)

    4.7 Indenture dated as of January 17, 1995 by and between Equitable of Iowa Companies and the First National Bank of Chicago, as Trustee, pursuant to which the Debt Securities are to be issued (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 Registration No. 33-57343 filed January 18, 1995)

    4.8  Certificate of Trust of Equitable of Iowa Companies Capital Trust**

    4.9  Declaration of Trust of Equitable of Iowa Companies Capital Trust **


    4.10 Form of Preferred Securities Guarantee Agreement by Equitable of Iowa Companies**

    4.11 Form of Debt Security*

    4.12 Form of Preferred Stock*

    4.13 Form of Warrant Agreement*

    4.14 Form of Preferred Security*

    4.15 First Supplemental Indenture*

    5.1 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.**

    5.2  Opinion of Richards, Layton & Finger, P.A.**

    8 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. as to certain federal income taxation matters*

   12    Computation of Ratio of Earnings to Fixed Charges**

   23.1 Consent of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibits 5.1 and 8 hereto)**







                                      74

   23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
         5.2 hereto)**

   23.3  Consent of Independent Auditors, Ernst & Young LLP**

   24 Power of Attorney (set forth on the signature page of this Registration Statement)**

   25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**

   25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Equitable of Iowa Companies Capital Trust**

   25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Trust Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust**

_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

 **      Previously filed

Item 17.  Undertakings

  (a)    The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)   To include any prospectus required by Section 10(a)(3) of

                   the Securities Act of 1933;

















                                      75

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

                   individually or in the aggregate, represent a fundamental

                   change in the information set forth in the Registration

                   Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total

                   dollar value of securities offered would not exceed that

                   which was registered) and any deviation from the low or

                   high end of the estimated maximum offering range may be

                   reflected in the form of prospectus filed with the

                   Commission pursuant to Rule 424(b) under the Securities

                   Act if, in the aggregate, the changes in volume and price

                   represent no more than a 20% change in the maximum

                   aggregate offering price set forth in the "Calculation of

                   Registration Fee" table in the effective Registration

                   Statement.


             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the

                   Registration Statement or any material change to such

                   information in the Registration Statement;


Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the Registration

Statement.



                                      76

         (2) That, for the purpose of determining any liability under the

             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide

             offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)

         or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)    If the securities to be registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes:  (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement,

         together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by



                                      77

         the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

  (d)    Insofar as indemnification for liabilities arising under the

         Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,

         officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

         Act and will be governed by the final adjudication of such issue.

  (e)    The undersigned Registrant hereby undertakes that

         (1) for purposes of determining any liability under the Securities

             Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

             Rule 430A and contained in a form of prospectus filed by the

             Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the

             Securities Act shall



                                      78

             be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities

             Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)    The undersigned Registrant hereby undertakes to file, if necessary,

         an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust

         Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.































                                      79

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Equitable of Iowa Companies certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 4, 1996.


                                     EQUITABLE OF IOWA COMPANIES



                                     By   /s/ Fred S. Hubbell
                                          ______________________
                                              Fred S. Hubbell
                                         Chairman, President and Chief
                                             Executive Officer
                                         (Principal Executive Officer)



  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                Title                                Date

/s/ Fred S. Hubbell        Chairman of the Board, President     June 4, 1996
________________________    and Chief Executive Officer
    Fred S. Hubbell        (Principal Executive Officer)


/s/ Paul E. Larson         Executive Vice President, Treasurer  June 4, 1996
________________________    and Chief Financial Officer
    Paul E. Larson         (Principal Financial Officer)


/s/ David A. Terwilliger   Vice President and Controller        June 4, 1996
________________________   (Principal Accounting Officer)
    David A. Terwilliger


/s/ Richard B. Covey*        Director                           June 4, 1996
________________________
    Richard B. Covey


/s/ Doris M. Drury*          Director                           June 4, 1996
________________________
    Doris M. Drury


/s/ James L. Heskett*        Director                           June 4, 1996
________________________
    James L. Heskett


/s/ Richard S. Ingham, Jr.*  Director                           June 4, 1996
________________________
    Richard S. Ingham, Jr.



/s/ Robert E. Lee*           Director                           June 4, 1996
________________________
    Robert E. Lee



/s/ Jack D. Rehm*            Director                           June 4, 1996
________________________
    Jack D. Rehm



/s/ Thomas N. Urban*         Director                           June 4, 1996
________________________
    Thomas N. Urban


/s/ Hans F. E. Wachtmeister* Director                           June 4, 1996
___________________________
    Hans F. E. Wachtmeister


/s/ Richard S. White*        Director                           June 4, 1996
________________________
    Richard S. White

*By /s/ Paul E. Larson       Attorney-in-fact                   June 4, 1996
________________________
    Paul E. Larson

























                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Equitable of Iowa Companies Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 4, 1996.


                              EQUITABLE OF IOWA COMPANIES
                                     CAPITAL TRUST



                              By   /s/ Fred S. Hubbell
                                  _________________________
                                   Fred S. Hubbell, as Trustee



                              By   /s/ Paul E. Larson
                                   ________________________
                                   Paul E. Larson, as Trustee



                              By   /s/ John A. Merriman*
                                   ________________________
                                   John A. Merriman, as Trustee

                             *By   /s/ Paul E. Larson
                                   ________________________
                                   Paul E. Larson, Attorney-in-fact


























                            EXHIBIT INDEX
                      to Registration Statement
                             on Form S-3

                     EQUITABLE OF IOWA COMPANIES

  Exhibit
  Number      Description of Exhibit

    1.1  Form of Underwriting Agreement for Debt Securities*

    1.2  Form of Underwriting Agreement for Equity Securities*

    1.3  Form of Underwriting Agreement for Preferred Securities*

    4.1 Restated Articles of Incorporation of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993)

    4.2 Amendment(s) to the Restated Articles of Incorporation of Equitable of Iowa Companies with respect to a series of Preferred Stock*

    4.3 Amended and Restated Bylaws of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 2 to the Company's Form 8-K dated November 11, 1991)

    4.4 Rights Agreement (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K dated April 30, 1992)

    4.5 First Amendment to Rights Agreement (incorporated herein by reference to Exhibit 4(b)(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1992)

    4.6 Second Amendment to Rights Agreement (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-A dated May 13,
         1993)

    4.7 Indenture dated as of January 17, 1995 by and between Equitable of Iowa Companies and the First National Bank of Chicago, as Trustee, pursuant to which the Debt Securities are to be issued (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 Registration No. 33-57343 filed January 18, 1995)

    4.8  Certificate of Trust of Equitable of Iowa Companies Capital Trust**

    4.9  Declaration of Trust of Equitable of Iowa Companies Capital Trust**

    4.10 Form of Preferred Securities Guarantee Agreement by Equitable of Iowa Companies**

    4.11 Form of Debt Security*

    4.12 Form of Preferred Stock*

    4.13 Form of Warrant Agreement*

    4.14 Form of Preferred Security*

    4.15 First Supplemental Indenture*

    5.1 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.**

    5.2  Opinion of Richards, Layton & Finger, P.A.**

    8 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. as to certain federal income taxation matters*

   12    Computation of Ratio of Earnings to Fixed Charges**

   23.1 Consent of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibits 5.1 and 8 hereto)**

   23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
         5.2 hereto)**

   23.3  Consent of Independent Auditors, Ernst & Young LLP**

   24 Power of Attorney (set forth on the signature page of this Registration Statement)**

   25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**

   25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Equitable of Iowa Companies Capital Trust**

   25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Trust Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust**
_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

 **      Previously filed.